Exhibit 99.1

News Release

Company Contacts:
Keith A. Jones, CFO and VP, Finance	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-4452	Tel: (408) 938-6491
Email: keith.jones@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Quarter 2009 Results

SAN JOSE, Calif.—October 27, 2009—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its third fiscal quarter ended September 30, 2009.

Total revenue for the third fiscal quarter of 2009 totaled $13.9 million, up 45% from $9.6 million in the second fiscal quarter of 2009 and down 26% when compared with total revenue of $18.8 million for the third fiscal quarter of 2008. Gain share revenue for the third fiscal quarter totaled $5.4 million, an increase of 137% from $2.3 million in the second fiscal quarter of 2009 and flat when compared to gain share revenue of $5.4 million for the third fiscal quarter of 2008.

Net loss for the third fiscal quarter was $2.8 million, or $0.11 per basic and diluted share, compared to a net loss of $6.6 million, or $0.25 per basic and diluted share in the second fiscal quarter of 2009 and net loss for the third fiscal quarter of 2008 of $12.2 million, or $0.44 per basic and diluted share.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net loss, excluding stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the third fiscal quarter of 2009 totaled $442,000 million, or $0.02 per basic and diluted share, compared to a non-GAAP net loss of $3.7 million, or $0.14 per basic and diluted share in the second fiscal quarter of 2009 and non-GAAP net income of $192,000, or $0.01 per basic and diluted share, for the third fiscal quarter of 2008.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF Solutions’ operating results.  These non-GAAP financial measures are used by management internally to evaluate the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues.  These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these

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non-GAAP financial measures internally to evaluate profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$33,176	$31,686
Short-term investments	—	9,051
Accounts receivable, net	18,254	24,989
Prepaid expenses, deferred tax assets, and other current assets	2,771	5,147
Total current assets	54,201	70,873
Property and equipment, net	1,724	2,675
Non-current investments	718	718
Intangible assets, net	3,395	4,730
Deferred tax assets and other non-current assets	1,150	631
Total assets	$61,188	$79,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$117	$370
Accounts payable	1,438	1,384
Accrued compensation and related benefits	4,876	6,525
Taxes payable and other accrued liabilities	1,902	3,723
Deferred revenue	1,540	1,792
Billings in excess of recognized revenue	88	748
Total current liabilities	9,961	14,542
Long-term debt	148	512
Long-term taxes payable	3,506	3,356
Long-term other liabilities	1,494	1,447
Total liabilities	15,109	19,857
Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	193,247	189,132
Treasury stock at cost	(18,535)	(18,402)
Accumulated deficit	(129,410)	(112,620)
Accumulated other comprehensive income	773	1,656
Total stockholders’ equity	46,079	59,770
Total liabilities and stockholders’ equity	$61,188	$79,627

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues:
Design-to-silicon-yield solutions	$8,439	$13,348	$23,525	$43,824
Gainshare performance incentives	5,439	5,417	10,126	16,402
Total revenues	13,878	18,765	33,651	60,226

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	5,270	7,152	16,423	22,185
Amortization of acquired technology	360	631	1,079	1,893
Total cost of design-to-silicon-yield solutions	5,630	7,783	17,502	24,078
Gross margin	8,248	10,982	16,149	36,148

Operating expenses:
Research and development	4,689	7,835	15,547	26,045
Selling, general and administrative	4,321	5,401	12,842	17,346
Amortization of other acquired intangible assets	86	194	260	583
Restructuring charges	1,743	—	3,578	1,471
Total operating expenses	10,839	13,430	32,227	45,445

Loss from operations	(2,591)	(2,448)	(16,078)	(9,297)
Interest and other income (expense), net	7	(343)	121	397
Loss before income taxes	(2,584)	(2,791)	(15,957)	(8,900)
Income tax provision	247	9,433	833	7,777
Net loss	$(2,831)	$(12,224)	$(16,790)	$(16,677)

Net loss per share – basic and diluted	$(0.11)	$(0.44)	$(0.64)	$(0.60)
Weighted average common shares – basic and diluted	26,499	27,540	26,306	27,663

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PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2009	2008

GAAP net loss	$(2,831)	$(12,224)
Stock-based compensation expense – cost of design-to-silicon-yield solutions	278	454
Stock-based compensation expense – research and development	341	536
Stock-based compensation expense – selling, general and administrative	465	723
Amortization of acquired technology	360	631
Amortization of other acquired intangible assets	86	194
Restructuring charges	1,743	—
Loss on sale of commercial paper from bankrupt institution	—	445
Deferred tax asset valuation allowance	—	9,433
Non-GAAP net income	$442	$192

GAAP net loss per basic and diluted share	$(0.11)	$(0.44)
Non-GAAP net income per diluted share	$0.02	$0.01
Shares used in computing diluted non-GAAP measure of net income per share	26,721	27,688

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